Exhibit 11 - Computation of Earnings per Share


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                MID-CENTRAL FINANCIAL CORPORATION AND SUBSIDIARY
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                        Three Months            Three Months
                                                     Ended December 31,      Ended December 31,
                                                            1996                    1995
                                                     ------------------         ------------
Computation of Earnings per Share
  for Statements of Income:
---------------------------------
Income applicable to common stock ....................     $ 99,632              $ 83,292
                                                           ========              ========

Weighted average number of Common and common equivalent shares outstanding:

    Weighted average common
    shares outstanding ...............................      233,319               247,387

    Dilutive effect of stock
    options after application of
    treasury stock method ............................        7,091                 4,155
                                                           --------              --------

Total ................................................      240,410               251,542
                                                           ========              --------

Net Income per common share ..........................     $   0.41              $   0.33
                                                           ========              ========


Computation of Fully Diluted
  Earnings per Share
---------------------------------
Income applicable to common stock ....................     $ 99,632              $ 83,292
                                                           ========              ========

Weighted average number of common and common equivalent shares outstanding:

     Weighted average common
     shares outstanding ..............................      233,319               247,387

     Dilutive effect of stock
     options after application of
     treasury stock method ...........................        7,527                 4,155
                                                           --------              --------

Total ................................................      240,846               251,542
                                                           ========              ========

Net Income per common share ..........................     $   0.41              $   0.33
                                                           ========              ========

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